SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2004

Cox Radio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12187	58-1620022
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6205 Peachtree Dunwoody Road Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

(678) 645-0000

(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibit:

99.1	Press Release dated April 28, 2004, announcing financial results for the quarter ended March 31, 2004 (furnished pursuant to Item 12 of Form 8-K)

Item 12. Results of Operations and Financial Condition.

Cox Radio, Inc. issued a press release announcing its financial results for the quarter ended March 31, 2004, and a copy of this press release is being furnished as an exhibit to this report. The press release contains disclosure of station operating income, station operating income margin, free cash flow, adjusted EBITDA and consolidated debt, each of which is not a measure of financial performance or liquidity calculated in accordance with accounting principles generally accepted in the United States (GAAP). Page 5 of the press release contains disclosure regarding why management believes the presentation of these non-GAAP measures provide useful information to investors and, to the extent material, management’s uses for such measures. Page 6 of the press release contains:

•	a tabular reconciliation of operating income, from Cox Radio’s financial statements presented in accordance with GAAP, to station operating income, a non-GAAP financial measure;

•	a tabular reconciliation of net income, from Cox Radio’s financial statements presented in accordance with GAAP, to free cash flow, a non-GAAP financial measure; and

•	a tabular reconciliation of operating income for the twelve months ended March 31, 2004, from Cox Radio’s financial statements presented in accordance with GAAP, to adjusted EBITDA, a non-GAAP financial measure.

Page 7 of the press release contains a tabular reconciliation of balance sheet debt, from Cox Radio’s financial statements presented in accordance with GAAP, to consolidated debt, a non-GAAP financial measure.

The information required to be furnished pursuant to Item 12 and Exhibit 99.1 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, except if Cox Radio specifically incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COX RADIO, INC.

Date: April 28, 2004	By:	/s/ Neil O. Johnston
	Name:	Neil O. Johnston
	Title:	Vice President and Chief Financial Officer